May 29, 1996



Safety Components International, Inc.
3190 Pullman Street
Costa Mesa, California 92626

Ladies and Gentlemen:

                  On the date hereof, Safety Components International, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement"), relating to 400,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company which may be offered from time to time pursuant to the Company's 1994 Stock Option Plan (the "Plan"). This opinion is an exhibit to the Registration Statement.

                  We have at times acted as counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Plan and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have

Safety Components International, Inc.
May 29, 1996
Page 2



assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

                  We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar in the State of Delaware. To the extent that the opinions expressed herein involve the law of the State of Delaware, such opinions are based solely upon our reading of the Delaware General Corporation Law.

                  Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be issued pursuant to the Plan (including upon the proper exercise of options granted pursuant to the Plan) have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, when issued in accordance with the terms set forth in the Plan and in option agreements executed pursuant to the terms of the Plan, will be legally and validly issued, fully paid and nonassessable.

                  It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any participant in the Plan might propose to make.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.



                                        Very truly yours,

                          /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                          -----------------------------------------------
                          SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

SFH&G, LLP:RAG:SMZ:KLL